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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated April 24, 1996 on our audit of the combined financial statements of Offerdahl's Bagel Gourmet, Inc. and Affiliates included in this Form 10-K/A, into the previously filed Einstein/Noah Bagel Corp. Registration Statement File Nos. 333-11197 and 333-44353.

                                                ARTHUR ANDERSEN LLP

Denver, Colorado
March 16, 1998